Morgan Stanley Variable Investment Series Limited
Duration Portfolio
Item 77O- Transactions effected pursuant to Rule
10f-3


Securities Purchased:  Teva Pharmaceutical Finance
1.400% due 7/20/2018
Purchase/Trade Date:	7/18/2016
Offering Price of Shares: $99.914
Total Amount of Offering: $1,500,000,000
Amount Purchased by Fund: $75,000
Percentage of Offering Purchased by Fund: 0.005 %
Percentage of Fund's Total Assets: 0.25 %
Brokers: Barclays Group, BofA Merrill Lynch,
BNP Paribas, Credit Suisse, HSBC, Mizuho
Securities, Citigroup, Morgan Stanley, RBC Capital
Markets, SMBC Nikko, Bank of China, MUFG,
BBVA, PNC Capital Markets LLC,
COMMERZBANK, Scotiabank, Lloyds Securities,
TD Securities
Purchased from: Barclays Capital
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Danske Bank 1.650% due
9/6/2019
Purchase/Trade Date:	8/31/2016
Offering Price of Shares: $99.706
Total Amount of Offering: $500,000,000
Amount Purchased by Fund: $200,000
Percentage of Offering Purchased by Fund: 0.040 %
Percentage of Fund's Total Assets: 0.68 %
Brokers: Citigroup Global Markets Inc., Credit
Suisse Securities (USA) LLC, Danske Bank A/S,
HSBC Securities (USA) Inc., Morgan Stanley &
Co. LLC, Wells Fargo Securities LLC
Purchased from: Deutsche Bank
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.


Securities Purchased:  Air Lease Corporation
2.125% due 1/15/2020
Purchase/Trade Date:	9/26/2016
Offering Price of Shares: $99.643
Total Amount of Offering: $500,000,000
Amount Purchased by Fund: $75,000
Percentage of Offering Purchased by Fund: 0.015 %
Percentage of Fund's Total Assets: 0.25 %
Brokers: BofA Merrill Lynch Goldman, Sachs &
Co., Santander, Wells Fargo Securities, BMO
Capital Markets, BNP Paribas, Citigroup, Fifth
Third Securities, ICBC, J.P. Morgan, Lloyds
Securities, Mizuho Securities, Morgan Stanley,
MUFG, RBC Capital Markets, SunTrust Robinson
Humphrey, Loop Capital Markets
Purchased from: Bank of America
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Abbott Laboratories 2.350%
due 11/22/2019
Purchase/Trade Date:	11/17/2016
Offering Price of Shares: $99.902
Total Amount of Offering: $2,850,000,000
Amount Purchased by Fund: $140,000
Percentage of Offering Purchased by Fund: 0.005%
Percentage of Fund's Total Assets: 0.50%
Brokers: BofA Merrill Lynch, Barclays, Morgan
Stanley, BNP PARIBAS, Citigroup, Deutsche Bank
Securities, MUFG, SOCIETE GENERALE, HSBC,
Standard Chartered Bank, Santander, Goldman,
Sachs & Co., The Williams Capital Group, LP,
BBCA, ING, Mizuho, RBC Capital Markets, US
Bancorp
Purchased from: Bank of America
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.